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                                                                      Exhibit 21

ITRON SUBSIDIARIES AND AFFILIATED COMPANIES

     Domestic Subsidiaries:
     -----------------------------------------

     Itron, Inc.
     Corporate Headquarters
     2818 N. Sullivan Rd.
     Spokane, WA. 99216-1897
     P.O. Box 15288 Spokane, WA. 99215-5288

     Genesis Services Pittsburgh, Inc.
     N 2818 Sullivan Rd
     Spokane, WA  99216

     Itron International, Inc
     N 2818 Sullivan Rd
     Spokane, WA  99216

     Itron Finance, Inc.
     N 2818 Sullivan Rd
     Spokane, WA  99216

     Itron Connecticut Finance, Inc
     N 2818 Sullivan Rd
     Spokane, WA  99216

     International Subsidiaries:
     -----------------------------------------------

     Itron Canada, Ltd.  (Canada)
     160 Wilkinson Rd., #22
     Brampton, ON.  L6T 4Z4

     Itron S.A.  (France)
     Espace St Germain
     30 Avenue du General Leclerc
     38208 VIENNE, Cedex,-FRANCE

     Itron Ltd.  (England)
     Kilnbrook House, Rose Kiln Lane
     Reading, Berkshire RG2 0BY
     United Kingdom

     Itron Australisia Pty Ltd. (Australia)
     Level 5, 33 Erskine Street
     Sydney, NSW 2000, AUSTRALIA